Exhibit 3.1
CERTIFICATE OF INCORPORATION
OF
SUCAMPO PHARMA HOLDINGS, INC.
     The undersigned, a natural person (the “Sole Incorporator”), for the purpose of organizing a Corporation to conduct the business and promote the purposes hereinafter stated, under the provisions and subject to the requirements of the laws of the State of Delaware hereby certifies that:
     FIRST: The name of the Corporation is Sucampo Pharma Holdings, Inc. (hereinafter referred to as the “Corporation”).
     SECOND: The address of the Corporation’s registered office in the State of Delaware is 2711 Centerville Road, Suite 400, City of Wilmington, County of New Castle, Delaware 19808. The name of its registered agent at such address is Corporation Service Company.
     THIRD: The nature of the business or purposes to be conducted or promoted by the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.
     FOURTH: The total number of shares of all classes of stock which the Corporation shall have authority to issue is 350,000,000 shares, consisting of (i) 270,000,000 shares of Class A Common Stock, $0.01 par value per share (“Class A Common Stock”), (ii) 75,000,000 shares of Class B Common Stock, $0.01 par value per share (“Class B Common Stock” and, together with the Class A Common Stock, the “Common Stock”), and (iii) 5,000,000 shares of Preferred Stock, $0.01 par value per share (“Preferred Stock”).
     The following is a statement of the designations and the powers, privileges and rights, and the qualifications, limitations or restrictions thereof in respect of each class of capital stock of the Corporation.
A. COMMON STOCK.
     1. Identical Rights. Except as otherwise set forth in this Section A, the rights and privileges of the Common Stock shall be identical.
     2. Voting. The holders of the Common Stock shall vote as a single class on all matters submitted to a vote of the stockholders to which the holders of Common Stock are entitled to vote, except as may otherwise be required by this Certificate of Incorporation (which, as used herein, shall mean the restated certificate of incorporation of the Corporation, as amended from time to time, including the terms of any certificate of designations of any series of Preferred Stock) or by Delaware law; provided, however, that, except as otherwise required by law, holders of Common Stock shall not be entitled to vote on any amendment to this Certificate of Incorporation that relates solely to the terms of one or more outstanding series of Preferred Stock if the holders of such affected series are entitled, either separately or together as a class with the holders of one or more other such series, to vote thereon pursuant to this Certificate of Incorporation. Each share of Class A Common Stock shall be entitled to one vote and each share of Class B Common Stock shall be entitled to ten votes. There shall be no cumulative voting.
     The number of authorized shares of Class A Common Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of capital stock representing a majority of the votes entitled to be cast irrespective of the provisions of

Section 242(b)(2) of the General Corporation Law of Delaware.
     3. Dividends and Distributions. Dividends and other distributions may be declared and paid on the Common Stock from funds lawfully available therefor as and when determined by the Board of Directors and subject to any preferential dividend or other rights of any then outstanding Preferred Stock. Without the affirmative vote of the holders of Class A Common Stock representing a majority of the voting power of the outstanding shares of Class A Common Stock, voting separately as a single class, and the affirmative vote of the holders of Class B Common Stock representing a majority of the voting power of the outstanding shares of Class B Common Stock, voting separately as a single class, the Corporation may not make any dividends or other distributions with respect to any class of Common Stock unless at the same time the Corporation makes a ratable dividend or distribution with respect to each outstanding share of Common Stock, regardless of class. For purposes of the preceding sentence, dividends or other distributions payable (i) in shares of a class of Common Stock; (ii) voting securities of the Corporation or of voting securities of any entity that is a wholly owned subsidiary of the Corporation (“Voting Securities”); or (iii) securities convertible into, or exchangeable for, Voting Securities (“Exchangeable Securities”) shall be deemed ratable if, and only if:
     (a) In the case of dividends or other distributions payable in shares of a class of Common Stock, (i) only shares of Class A Common Stock are distributed with respect to Class A Common Stock; (ii) only shares of Class B Common Stock are distributed with respect to Class B Common Stock; and (iii) the number of shares of Class A Common Stock payable on each share of Class A Common Stock pursuant to such dividend or other distribution is equal to the number of shares of Class B Common Stock payable on each share of Class B Common Stock pursuant to such dividend or other distribution;
     (b) In the case of dividends or other distributions payable in Voting Securities, either (x) such dividend or other distribution is identical and approved by the vote of the holders of Class B Common Stock representing a majority of the voting power of the outstanding shares of Class B Common Stock; or (y) (i) such Voting Securities are identical in all respects except as provided in subsections (ii), (iii) and (iv) of this Section A(3)(b) of Article FOURTH; (ii) the voting rights of such Voting Security paid to the holders of Class A Common Stock are substantially similar to those of the Class A Common Stock; (iii) the voting rights of such Voting Security paid to the holders of Class B Common Stock are substantially similar to those of the Class B Common Stock; (iv) such Voting Security paid to the holders of Class B Common Stock is convertible into the Voting Security paid to the holders of Class A Common Stock upon terms and conditions that are substantially similar to the terms and conditions applicable to the conversion of Class B Common Stock into Class A Common Stock; and (v) the number of such Voting Securities payable on each share of Class A Common Stock pursuant to such dividend of other distribution is equal to the number of such Voting Securities payable on each share of Class B Common Stock pursuant to such dividend or other distribution; and
     (c) In the case of dividends or other distributions payable in Exchangeable Securities, either (x) such dividend or other distribution is identical and approved by the vote of the holders of Class B Common Stock representing a majority of the voting power of the outstanding shares of Class B Common Stock; or (y) (i) such Exchangeable Securities are identical in all respects except as provided in subsections (ii), (iii) and (iv) of this Section A(3)(c) of Article FOURTH; (ii) the voting rights of each Voting Security underlying the Exchangeable Security paid to the holders of Class A Common Stock are substantially similar to those of the Class A Common Stock; (iii) the voting rights of each Voting Security underlying the Exchangeable Security paid to the holders of Class B Common Stock are substantially similar to those of the Class B Common Stock; (iv) each Voting Security underlying the Exchangeable

Security paid to the holders of Class B Common Stock is convertible into each Voting Security underlying the Exchangeable Security paid to the holders of Class A Common Stock upon terms and conditions that are substantially similar to the terms and conditions applicable to the conversion of Class B Common Stock into Class A Common Stock; and (v) the number of such Exchangeable Securities payable on each share of Class A Common Stock pursuant to such dividend or other distribution shall be equal to the number of such Exchangeable Securities payable on each share of Class B Common Stock pursuant to such dividend or other distribution.
     4. Reclassifications. Without the affirmative vote of the holders of Class A Common Stock representing a majority of the voting power of the outstanding shares of Class A Common Stock, voting separately as a single class, and the affirmative vote of the holders of Class B Common Stock representing a majority of the voting power of the outstanding shares of Class B Common Stock, voting separately as a single class, neither the shares of Class A Common Stock nor the shares of Class B Common Stock may be subdivided, combined, reclassified or otherwise changed unless concurrently the shares of the other class of Common Stock are subdivided, combined, reclassified or otherwise changed in the same proportion and in the same manner. For purposes of the preceding sentence, any reclassification or other change of Class A Common Stock or Class B Common Stock into (i) Voting Securities or (ii) Exchangeable Securities shall be deemed undertaken in the same proportion and in the same manner as shares of the other class of Common Stock if, and only if:
     (a) In the case of a reclassification or other change into Voting Securities, either (x) such reclassification or other change is identical and approved by the vote of the holders of Class B Common Stock representing a majority of the voting power of the outstanding shares of Class B Common Stock; or (y) (i) such Voting Securities are identical in all respects except as provided in subsections (ii), (iii) and (iv) of this Section A(4)(a) of Article FOURTH; (ii) the voting rights of the Voting Security to which the Class A Common Stock has been reclassified or otherwise changed are substantially similar to those of the Class A Common Stock; (iii) the voting rights of the Voting Security to which the Class B Common Stock has been reclassified or otherwise changed are substantially similar to those of the Class B Common Stock; (iv) such Voting Security to which the Class B Common Stock has been reclassified or otherwise changed is convertible into the Voting Security to which the Class A Common Stock has been reclassified or otherwise changed upon terms and conditions that are substantially similar to the terms and conditions applicable to the conversion of Class B Common Stock into Class A Common Stock; and (v) the number of such Voting Securities to which the Class A Common Stock has been reclassified or otherwise changed is equal to the number of such Voting Securities to which the Class B Common Stock has been reclassified or otherwise changed; and
     (b) In the case of a reclassification or other change into Exchangeable Securities, either (x) such reclassification or other change is identical and approved by the vote of the holders of Class B Common Stock representing a majority of the voting power of the outstanding shares of Class B Common Stock; or (y) (i) such Exchangeable Securities are identical in all respects except as provided in subsections (ii), (iii) and (iv) of this section A(4)(b) of Article FOURTH; (ii) the voting rights of each Voting Security underlying the Exchangeable Security to which the Class A Common Stock has been reclassified or otherwise changed are substantially similar to those of the Class A Common Stock; (iii) the voting rights of each Voting Security underlying the Exchangeable Security to which the Class B Common Stock has been reclassified or otherwise changed are substantially similar to those of the Class B Common Stock; (iv) each Voting Security underlying the Exchangeable Security to which the Class B Common Stock has been reclassified or otherwise changed is convertible into each Voting Security underlying the Exchangeable Security to which the Class A Common Stock has been reclassified or otherwise changed upon terms and conditions that are substantially similar to the terms and conditions applicable to the conversion of Class B Common Stock into Class A Common Stock; and (v) the number of such Exchangeable Securities to which the Class A Common Stock has been reclassified or otherwise changed is equal to the number of such Exchangeable Securities to which the Class B Common Stock has been reclassified or otherwise changed.
     5. Liquidation. Upon the dissolution or liquidation of the Corporation, whether voluntary or involuntary, holders of Common Stock will be entitled to receive ratably all assets of the Corporation available for distribution to its stockholders, subject to any preferential or other rights of any then outstanding Preferred Stock.
     6. Conversion Rights.
     (a) Voluntary Conversion. Each share of Class B Common Stock is convertible into one share of Class A Common Stock at any time at the option of the holder. Such right shall be exercised by the surrender of the certificate or certificates representing the shares of Class B Common Stock to be converted to the Corporation at any time during normal business hours at the principal executive offices of the Corporation or at the offices of the Corporation’s transfer agent (the “Transfer Agent”), accompanied by a written notice from the holder of such shares stating that such holder desires to convert such shares, or a stated number of the shares represented by such certificate of certificates, into an equal number of shares of Class A Common Stock, and, if so required by the Corporation or the Transfer Agent, by instruments of transfer in form satisfactory to the Corporation and the Transfer Agent, duly executed by such holder or such holder’s duly authorized attorney, and transfer tax stamps or funds therefor, if required.
     (b) Automatic Conversion.
     (i) As used in this Section A.6(b) and in Article NINTH, the following terms have the following meanings:
     (1) “Automatic Conversion Date” shall mean:
     (A) the first date upon which one of the following events has occurred with respect to each Founder:
     (I) such Founder has died; or
     (II) such Founder has been judicially declared legally incompetent, or a conservator, receiver or custodian has been appointed to supervise, oversee or otherwise control the financial affairs of such Founder; or
     (III) such Founder has ceased to be affiliated with the Corporation as an employee, director or consultant; or
     (B) the first date following the first issuance of Class B Common Stock upon which the number of outstanding shares of Class B Common Stock is less than 20% of the number of outstanding shares of Common Stock.
     (2) “Founder” shall mean each of Sachiko Kuno, Ph.D. and Ryuji Ueno, M.D., Ph.D., Ph.D., individually.

     (3) “Person” shall mean an individual, a partnership, a limited liability company, a corporation, an association, a joint stock company, a trust, a joint venture, an unincorporated organization or a governmental entity or any department, agency or political subdivision thereof.
     (4) “Permitted Transferee” shall mean a trust of which either or both Founders are the sole trustees or otherwise control all decisions regarding the voting of any shares of Class B Common Stock held by such trust, provided that such trust is established solely for the benefit of (A) either or both Founders, (B) either Founder’s children, parents, uncles, aunts, siblings and descendents of such siblings or grandchildren and descendents of such grandchildren, (C) the estates of any of the foregoing individuals and/or (D) charitable, educational, scientific, religious or literary purposes.
     (5) “S&R” shall mean S&R Holdings, LLC, a limited liability company wholly owned by the Founders, which holds all of the outstanding shares of Class B Common Stock at the time of the filing of this Restated Certificate of Incorporation.
     (6) “Transfer” shall mean the sale, assignment, transfer, gift, pledge or hypothecation or other disposition, whether direct or indirect, whether voluntary or involuntary, of Class B Common Stock to any Person. Notwithstanding the foregoing, the following shall not constitute a “Transfer”: (A) the sale, assignment, transfer, pledge or hypothecation or other disposition in a bona fide financing transaction of any derivative instrument that derives its value from underlying shares of Class B Common Stock, (B) a transfer to any Permitted Transferee, provided that any subsequent failure of the transferee to remain a Permitted Transferee (for example, because neither Founder any longer controls all decisions regarding the voting of the shares of Class B Common Stock held by such transferee) shall be a “Transfer,” (C) a transfer to either Founder individually, and (D) any pledge of shares of Class B Common Stock pursuant to the grant of a bona fide pledge of or security interest in such shares (the “Pledged Shares”) as collateral security for indebtedness due to the pledgee, provided that a “Transfer” shall occur five business days (such date, the “Foreclosure Transfer Date”) after a foreclosure or similar event (a “Foreclosure Event”) by the pledgee with respect to the Pledged Shares unless, prior to the Foreclosure Transfer Date, the Pledged Shares are returned to the pledgor (a “Return”), and further provided that, during the period of time between a Foreclosure Event and the earlier of a Return or the Foreclosure Transfer Date, irrespective of any other provisions of this Certificate of Incorporation, each Pledged Share shall, to the fullest extent permitted by law, be entitled to one vote. Without limiting the generality of the foregoing, a “Transfer” shall be deemed to have occurred with respect to all shares of Class B Common Stock held by S&R at such time as either (I) the Founders together hold less than 50% of the voting interests or less than 50% of the economic interests in S&R or (II) the power to make any decisions regarding the voting or disposition of the shares of Class B Common Stock held by S&R is held by any Person other than a Founder.
     (ii) Immediately upon the occurrence of a Transfer of shares of Class B

Common Stock, and without any action on the part of any stockholder whose shares are subject to automatic conversion hereunder, the Corporation or any other Person, such shares shall be deemed converted into the same number of shares of Class A Common Stock. From and after the time of the Transfer, any such certificates for the relevant shares of Class B Common Stock shall no longer represent shares of Class B Common Stock but instead shall represent shares of Class A Common Stock and the right to have registered in the name of the transferee or owner of such stock the shares of Class A Common Stock issuable to such transferee or owner as a result of such conversion. The Class A Common Stock issuable upon any such conversion shall be so registered and the certificates with respect to such stock shall be issued by the Corporation upon the surrender of the certificates that represent the relevant shares of Class B Common Stock immediately prior to the Transfer, duly endorsed to the Corporation or in blank or accompanied by proper instruments of transfer to the Corporation or in blank (such endorsements or instruments of transfer to be in form satisfactory to the Corporation).
     (iii) Immediately prior to the close of business on the Automatic Conversion Date, all outstanding shares of Class B Common Stock, if any, shall be converted automatically into a like number of shares of Class A Common Stock, without any action on the part of S&R, the Founders, Permitted Transferees, the Corporation or any other Person. From and after such time, any certificates for the relevant shares of Class B Common Stock shall no longer represent shares of Class B Common Stock but instead shall represent shares of Class A Common Stock and the right to have registered in the name of the registered holder of such stock the shares of Class A Common Stock issuable to such holder as a result of such conversion. The Class A Common Stock issuable upon any such conversion shall be so registered and the certificates with respect to such stock shall be issued by the Corporation upon the surrender of the certificates that represent the relevant shares of Class B Common Stock immediately prior to the conversion.
     7. Unconverted Shares. If less than all of the shares of Class B Common Stock evidenced by a certificate surrendered to the Corporation (in accordance with such procedures as the Board of Directors may determine) are converted, the Corporation shall execute and deliver to or upon the written order of the holder of such certificate a new certificate evidencing the number of shares of Class B Common Stock which are not converted without charge to the holder.
     8. Reservation. The Corporation hereby reserves, and shall at all times reserve and keep available, out of its authorized and unissued shares of Class A Common Stock, for the purposes of effecting conversions, such number of duly authorized shares of Class A Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of Class B Common Stock. The Corporation covenants that all the shares of Class A Common Stock so issuable shall, when so issued, be duly and validly issued, fully paid and nonassessable. The Corporation shall take all such action as may be necessary to ensure that all such shares of Class A Common Stock may be so issued without violation of any applicable law or regulation.
     9. Merger. The affirmative vote of the holders of Class A Common Stock representing a majority of the voting power of the outstanding shares of Class A Common Stock, voting separately as a single class, and the affirmative vote of the holders of Class B Common Stock representing a majority of the voting power of the outstanding shares of Class B Common Stock, voting separately as a single class, shall be required to approve any merger or consolidation of the Corporation (whether or not the Corporation is the surviving entity) unless, upon the merger or consolidation, holders of each class of Common Stock will be entitled to receive equal per share payments or distributions. Without limiting the circumstances in which the holders of each class of Common Stock may be deemed to have received equal per share payments or distributions, for purposes of the preceding sentence, holders of each class of Common Stock will be deemed to have received equal per share payments or distributions of (i) voting securities of the Corporation or any other entity (“Merger Voting Securities”) or (ii) securities convertible into, or exchangeable for, Merger Voting Securities (“Merger Exchangeable Securities”) if:
     (a) With respect to Merger Voting Securities, (i) the Merger Voting Securities paid to holders of Class A Common Stock and Class B Common Stock are identical in all respects except as provided in subsections (ii), (iii) and (iv) of this Section A(9)(a) of Article FOURTH; (ii) the voting rights of the Merger Voting Security paid to the holders of Class A Common Stock are substantially similar to those of the Class A Common Stock; (iii) the voting rights of the Merger Voting Security paid to the holders of Class B Common Stock are substantially similar to those of the Class B Common Stock; (iv) the Merger Voting Security paid to the holders of Class B Common Stock is convertible into the Merger Voting Security paid to the holders of Class A Common Stock upon terms and conditions that are substantially similar to the terms and conditions applicable to the conversion of Class B Common Stock into Class A Common Stock; and (v) the number of Merger Voting Securities paid on each share of Class A Common Stock pursuant to such merger or consolidation is equal to the number of Merger Voting Securities paid on each share of Class B Common Stock pursuant to such merger or consolidation; and
     (b) With respect to Merger Exchangeable Securities, (i) the Merger Exchangeable Securities paid to holders of Class A Common Stock and Class B Common Stock are identical in all respects except as provided in subsections (ii), (iii) and (iv) of this Section A(9)(b) of Article FOURTH; (ii) the voting rights of each Merger Voting Security underlying the Merger Exchangeable Security paid to the holders of Class A Common Stock are substantially similar to those of the Class A Common Stock; (iii) the voting rights of each Merger Voting Security underlying the Merger Exchangeable Security paid to the holders of Class B Common Stock are substantially similar to those of the Class B Common Stock; (iv) each Merger Voting Security underlying the Merger Exchangeable Security paid to the holders of Class B Common Stock is convertible into each Merger Voting Security underlying the Merger Exchangeable Security paid to the holders of Class A Common Stock upon terms and conditions that are substantially similar to the terms and conditions applicable to the conversion of Class B Common Stock into Class A Common Stock; and (v) the number of Merger Exchangeable Securities paid on each share of Class A Common Stock pursuant to such merger or consolidation is equal to the number of Merger Exchangeable Securities paid on each share of Class B Common Stock pursuant to such merger or consolidation.
     10. Issuance of Class B Common Stock. Except in connection with the establishment of the Corporation as a holding company of Sucampo Pharmaceuticals, Inc. (“SPI”) as contemplated by Section 251(g) of the General Corporation Law of Delaware and the conversion of shares of Class B Common Stock of SPI into shares of Class B Common Stock, the Corporation shall not issue or sell any shares of Class B Common Stock or any securities (including, without limitation, any rights, options, warrants or other securities) convertible, exchangeable or exercisable into shares of Class B Common Stock to any person or entity. Notwithstanding the foregoing, the Corporation may issue shares of Class B Common Stock in respect of stock splits, stock dividends, subdivisions, reclassifications or similar transactions with respect to the Class B Common Stock.
     11. Determinations of “Substantially Similar”. For purposes of Sections (A)(3), (A)(4), and (A)(9) of this Article FOURTH, the Board of Directors shall have the power and authority to make all determinations regarding whether or not a characteristic of a security is “substantially similar” to that of another security. All such determinations made by the Board of Directors in good faith shall be final, conclusive and binding.

     12. Amendments to Section. Notwithstanding any other provision of law, this Certificate of Incorporation or the Bylaws of the Corporation, and notwithstanding the fact that a lesser percentage may be specified by law, the affirmative vote of the holders of Class A Common Stock representing at least 75% of the voting power of the outstanding shares of Class A Common Stock, voting separately as a single class, and the affirmative vote of the holders of Class B Common Stock representing at least 75% of the voting power of the outstanding shares of Class B Common Stock, voting separately as a single class, shall be required to amend or repeal, or to adopt any provision inconsistent with, this Section A of this Article FOURTH.
B. PREFERRED STOCK.
     Preferred Stock may be issued from time to time in one or more series, each of such series to have such terms as stated or expressed herein and in the resolution or resolutions providing for the issue of such series adopted by the Board of Directors as hereinafter provided. Any shares of Preferred Stock which may be redeemed, purchased or acquired by the Corporation may be reissued except as otherwise provided by law.
     Authority is hereby expressly granted to the Board of Directors from time to time to issue the Preferred Stock in one or more series, and in connection with the creation of any such series, by resolution or resolutions providing for the issuance of the shares thereof, to determine and fix the number of shares of such series and such voting powers, full or limited, or no voting powers, and such designations, preferences and relative participating, optional or other special rights, and qualifications, limitations or restrictions thereof, including without limitation thereof, dividend rights, conversion rights, redemption privileges and liquidation preferences, as shall be stated and expressed in such resolutions, all to the full extent now or hereafter permitted by the General Corporation Law of Delaware. Without limiting the generality of the foregoing, the resolutions providing for issuance of any series of Preferred Stock may provide that such series shall be superior or rank equally or be junior to the Preferred Stock of any other series to the extent permitted by law.
     The number of authorized shares of Preferred Stock may be increased or decreased (but not below the number of shares then outstanding) by the affirmative vote of the holders of capital stock representing a majority of the votes entitled to be cast irrespective of the provisions of Section 242(b)(2) of the General Corporation Law of Delaware.
     FIFTH: Except as otherwise provided herein, the Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute and this Certificate of Incorporation, and all rights conferred upon stockholders herein are granted subject to this reservation.
     SIXTH: In furtherance and not in limitation of the powers conferred upon it by the laws of the State of Delaware, and subject to the terms of any series of Preferred Stock, the Board of Directors shall have the power to adopt, amend, alter or repeal the Corporation’s Bylaws; provided, however, that until the Automatic Conversion Date, the Board of Directors shall not adopt, amend, alter or repeal the Corporation’s Bylaws without, as to each such adoption, amendment, alteration, or repeal, the affirmative vote of the holders of Class B Common Stock representing a majority of the voting power of the outstanding Class B Common Stock. The affirmative vote of a majority of the directors present at any regular or special meeting of the Board of Directors at which a quorum is present shall be required to adopt, amend, alter or repeal the Corporation’s Bylaws. The Corporation’s Bylaws also may be adopted, amended, altered or repealed by the affirmative vote of the holders of capital stock representing at least 75% of the voting power of all outstanding stock entitled to vote in any annual election of directors, in addition to any other vote required by this Certificate of Incorporation. Notwithstanding any other provisions of law, this Certificate of Incorporation or the Bylaws of the Corporation, and notwithstanding the fact that a lesser percentage may be specified by law, the affirmative vote of the holders of capital stock representing at least 75% of the voting power of all outstanding stock entitled to vote in any annual election of directors shall be required to amend or repeal, or to adopt any provision inconsistent with, this Article SIXTH.
     SEVENTH: Except to the extent that the General Corporation Law of Delaware prohibits the elimination or limitation of liability of directors for breaches of fiduciary duty, no director of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for any breach of fiduciary duty as a director, notwithstanding any provision of law imposing such liability. No amendment to or repeal of this provision shall apply to or have any effect on the liability or alleged liability of any director of the Corporation for or with respect to any acts or omissions of such director occurring prior to such amendment or repeal.
     EIGHTH: The Corporation shall provide indemnification and advancement of expenses as follows:
     1. Actions, Suits and Proceedings Other than by or in the Right of the Corporation. The Corporation shall indemnify each person who was or is a party or threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that he or she is or was, or has agreed to become, a director or officer of the Corporation, or is or was serving, or has agreed to serve, at the request of the Corporation, as a director, officer, partner, employee or trustee of, or in a similar capacity with, another corporation, partnership, joint venture, trust or other enterprise (including any employee benefit plan) (all such persons being referred to hereafter as an “Indemnitee”), or by reason of any action alleged to have been taken or omitted in such capacity, against all expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by or on behalf of Indemnitee in connection with such action, suit or proceeding and any appeal therefrom, if Indemnitee acted in good faith and in a manner which Indemnitee reasonably believed to be in, or not opposed to, the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that Indemnitee did not act in good faith and in a manner which Indemnitee reasonably believed to be in, or not opposed to, the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his or her conduct was unlawful.
     2. Actions or Suits by or in the Right of the Corporation. The Corporation shall indemnify any Indemnitee who was or is a party to or threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that Indemnitee is or was, or has agreed to become, a director or officer of the Corporation, or is or was serving, or has agreed to serve, at the request of the Corporation, as a director, officer, partner, employee or trustee of, or in a similar capacity with, another corporation, partnership, joint venture, trust or other enterprise (including any employee benefit plan), or by reason of any action alleged to have been taken or omitted in such capacity, against all expenses (including attorneys’ fees) and, to the extent permitted by law, amounts paid in settlement actually and reasonably incurred by or on behalf of Indemnitee in connection with such action, suit or proceeding and any appeal therefrom, if Indemnitee acted in good faith and in a manner which Indemnitee reasonably believed to be in, or not opposed to, the best interests of the Corporation, except that no indemnification shall be made under this Section 2 in respect of any claim, issue or matter as to which Indemnitee shall have been adjudged to be liable to the Corporation, unless, and only to the extent, that the Court of Chancery of Delaware, or the court in which such action or suit was brought, shall determine upon application that, despite the adjudication of such liability but in view of all the circumstances of the case, Indemnitee is fairly and reasonably entitled to indemnity for such expenses (including attorneys’ fees) which the Court of Chancery of Delaware, or the court in which such action or suit was brought, shall deem proper.
     3. Indemnification for Expenses of Successful Party. Notwithstanding any other provisions of this Article, to the extent that an Indemnitee has been successful, on the merits or otherwise, in defense of any action, suit or proceeding referred to in Sections 1 and 2 of this Article EIGHTH, or in defense of any claim, issue or matter therein, or on appeal from any such action, suit or proceeding, Indemnitee shall be indemnified against all expenses (including attorneys’ fees) actually and reasonably incurred by or on behalf of Indemnitee in connection therewith. Without limiting the foregoing, if any action, suit or proceeding is disposed of, on the merits or otherwise (including a disposition without prejudice), without (i) the disposition being adverse to Indemnitee, (ii) an adjudication that Indemnitee was liable to the Corporation, (iii) a plea of guilty or nolo contendere by Indemnitee, (iv) an adjudication that Indemnitee did not act in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, and (v) with respect to any criminal proceeding, an adjudication that Indemnitee had reasonable cause to believe his conduct was unlawful, Indemnitee shall be considered for the purposes hereof to have been wholly successful with respect thereto.
     4. Notification and Defense of Claim. As a condition precedent to an Indemnitee’s right to be indemnified pursuant to Sections 1, 2 or 3 of this Article EIGHTH, or to receive advancement of expenses pursuant to Section 5 of this Article EIGHTH, such Indemnitee must notify the Corporation in writing as soon as practicable of any action, suit, proceeding or investigation involving such Indemnitee for which indemnity or advancement of expenses will or could be sought. With respect to any action, suit, proceeding or investigation of which the Corporation is so notified, the Corporation will be entitled to participate therein at its own expense and/or to assume the defense thereof at its own expense, with legal counsel reasonably acceptable to Indemnitee. After notice from the Corporation to Indemnitee of its election so to assume such defense, the Corporation shall not be liable to Indemnitee for any legal or other expenses subsequently incurred by Indemnitee in connection with such action, suit, proceeding or investigation, other than as provided below in this Section 4. Indemnitee shall have the right to employ his or her own counsel in connection with such action, suit, proceeding or investigation, but the fees and expenses of such counsel incurred after notice from the Corporation of its assumption of the defense thereof shall be at the expense of Indemnitee unless (i) the employment of counsel by Indemnitee has been authorized by the Corporation, (ii) counsel to Indemnitee shall have reasonably concluded that there may be a conflict of interest or position on any significant issue between the Corporation and Indemnitee in the conduct of the defense of such action, suit, proceeding or investigation or (iii) the Corporation shall not in fact have employed counsel to assume the defense of such action, suit, proceeding or investigation, in each of which cases the fees and expenses of counsel for Indemnitee shall be at the expense of the Corporation, except as otherwise expressly provided by this Article. The Corporation shall not be entitled, without the consent of Indemnitee, to assume the defense of any claim brought by or in the right of the Corporation or as to which counsel for Indemnitee shall have reasonably made the conclusion provided for in clause (ii) of the preceding sentence. The Corporation shall not be required to indemnify Indemnitee under this Article EIGHTH for any amounts paid in settlement of any action, suit, proceeding or investigation effected without its written consent. The Corporation shall not settle any action, suit, proceeding or investigation in any manner which would impose any penalty or limitation on Indemnitee without Indemnitee’s written consent. Neither the Corporation nor Indemnitee will unreasonably withhold or delay its consent to any proposed settlement.
     5. Advance of Expenses. Subject to the provisions of Sections 4 and 6 of this Article EIGHTH, any expenses (including attorneys’ fees) incurred by or on behalf of Indemnitee in defending an action, suit, proceeding or investigation or any appeal therefrom shall be paid by the Corporation in advance of the final disposition of such matter; provided, however, that the payment of such expenses incurred by or on behalf of Indemnitee in advance of the final disposition of such matter shall be made only upon receipt of an undertaking by or on behalf of Indemnitee to repay all amounts so advanced in the event that it shall ultimately be determined that Indemnitee is not entitled to be indemnified by the Corporation as authorized in this Article; and further provided that no such advancement of expenses shall be made under this Article EIGHTH if it is determined (in the manner described in Section 6) that (i) Indemnitee did not act in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Corporation, or (ii) with respect to any criminal action or proceeding, Indemnitee had reasonable cause to believe his conduct was unlawful. Such undertaking shall be accepted without reference to the financial ability of Indemnitee to make such repayment.
     6. Procedure for Indemnification and Advance of Expenses. In order to obtain indemnification or advancement of expenses pursuant to Sections 1, 2, 3 or 5 of this Article EIGHTH, an Indemnitee shall submit to the Corporation a written request. Any such advancement of expenses shall be made promptly, and in any event within 30 days after receipt by the Corporation of the written request of Indemnitee, unless (i) the Corporation has assumed the defense pursuant to Section 4 of this Article EIGHTH (and none of the circumstances described in Section 4 of this Article EIGHTH that would nonetheless entitle the Indemnitee to indemnification or an advancement for the fees and expenses of separate counsel have occurred), or (ii) the Corporation determines within such 30 day period that Indemnitee did not meet the applicable standard of conduct set forth in Sections 1, 2 or 5 of this Article EIGHTH, as the case may be. Any such indemnification, unless ordered by a court, shall be made with respect to requests under Section 1 or 2 only as authorized in the specific case upon a determination by the Corporation that the indemnification of Indemnitee is proper because Indemnitee has met the applicable standard of conduct set forth in Section 1 or 2, as the case may be. Such determination shall be made in each instance (a) by a majority vote of the directors of the Corporation who are not at that time parties to the action, suit or proceeding in question (“disinterested directors”), whether or not a quorum, (b) by a committee of disinterested directors designated by majority vote of disinterested directors, whether or not a quorum, (c) if there are no disinterested directors, or if the disinterested directors so direct, by independent legal counsel (who may, to the extent permitted by law, be regular legal counsel to the Corporation) in a written opinion, or (d) by the stockholders of the Corporation.
     7. Remedies. The right to indemnification or advancement of expenses as granted by this Article shall be enforceable by Indemnitee in any court of competent jurisdiction. Neither the failure of the Corporation to have made a determination prior to the commencement of such action that indemnification is proper in the circumstances because Indemnitee has met the applicable standard of conduct, nor an actual determination by the Corporation pursuant to Section 6 of this Article EIGHTH that Indemnitee has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that Indemnitee has not met the applicable standard of conduct. Indemnitee’s expenses (including attorneys’ fees) reasonably incurred in connection with successfully establishing Indemnitee’s right to advancement of expenses or indemnification, in whole or in part, in any such proceeding shall also be indemnified by the Corporation.
     8. Limitations. Notwithstanding anything to the contrary in this Article, except as set forth in Section 7 of this Article EIGHTH, the Corporation shall not indemnify or advance expenses to an Indemnitee pursuant to this Article EIGHTH in connection with a proceeding (or part thereof) initiated by such Indemnitee unless the initiation thereof was approved by the Board of Directors. Notwithstanding anything to the contrary in this Article, the Corporation shall not indemnify or advance expenses to an Indemnitee to the extent such Indemnitee is reimbursed or paid expenses from the proceeds of insurance, and in the event the Corporation makes any indemnification payments or advancement of expenses to an Indemnitee and such Indemnitee is subsequently reimbursed from the proceeds of insurance, such

Indemnitee shall promptly refund indemnification payments or advancement of expenses to the Corporation to the extent of such insurance reimbursement.
     9. Subsequent Amendment. No amendment, termination or repeal of this Article or of the relevant provisions of the General Corporation Law of Delaware or any other applicable laws shall affect or diminish in any way the rights of any Indemnitee to indemnification or advancement of expenses under the provisions hereof with respect to any action, suit, proceeding or investigation arising out of or relating to any actions, transactions or facts occurring prior to the final adoption of such amendment, termination or repeal.
     10. Other Rights. The indemnification and advancement of expenses provided by this Article shall not be deemed exclusive of any other rights to which an Indemnitee seeking indemnification or advancement of expenses may be entitled under any law (common or statutory), agreement or vote of stockholders or disinterested directors or otherwise, both as to action in Indemnitee’s official capacity and as to action in any other capacity while holding office for the Corporation, and shall continue as to an Indemnitee who has ceased to be a director or officer, and shall inure to the benefit of the estate, heirs, executors and administrators of Indemnitee. Nothing contained in this Article shall be deemed to prohibit, and the Corporation is specifically authorized to enter into, agreements with officers and directors providing indemnification and advancement rights and procedures different from those set forth in this Article. In addition, the Corporation may, to the extent authorized from time to time by its Board of Directors, grant indemnification and advancement rights to other employees or agents of the Corporation or other persons serving the Corporation and such rights may be equivalent to, or greater or less than, those set forth in this Article.
     11. Partial Indemnification and Advance of Expenses. If an Indemnitee is entitled under any provision of this Article to indemnification or advancement of expenses by the Corporation for some or a portion of the expenses (including attorneys’ fees), judgments, fines or amounts paid in settlement actually and reasonably incurred by or on behalf of Indemnitee in connection with any action, suit, proceeding or investigation and any appeal therefrom but not, however, for the total amount thereof, the Corporation shall nevertheless indemnify or advance expenses to Indemnitee for the portion of such expenses (including attorneys’ fees), judgments, fines or amounts paid in settlement to which Indemnitee is entitled.
     12. Insurance. The Corporation may purchase and maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise (including any employee benefit plan) against any expense, liability or loss incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the General Corporation Law of Delaware.
     13. Savings Clause. If this Article or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the Corporation shall nevertheless indemnify each Indemnitee as to any expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement in connection with any action, suit, proceeding or investigation, whether civil, criminal or administrative, including an action by or in the right of the Corporation, to the fullest extent permitted by any applicable portion of this Article that shall not have been invalidated and to the fullest extent permitted by applicable law.
     14. Definitions. Terms used herein and defined in Section 145(h) and Section 145(i) of the General Corporation Law of Delaware shall have the respective meanings assigned to such terms in such Section 145(h) and Section 145(i).

     NINTH: This Article is inserted for the management of the business and for the conduct of the affairs of the Corporation.
     1. General Powers. The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors.
     2. Number of Directors. Subject to the rights of the holders of any series of Preferred Stock to elect additional directors under specified circumstances, the number of directors of the Corporation shall be established exclusively by the Board of Directors, and no decrease in the number of authorized directors shall shorten the term of any incumbent director. Election of directors need not be by written ballot, except as and to the extent provided in the Bylaws of the Corporation.
     3. Election of Directors Prior to the Automatic Conversion Date; Term of Office. Until the Automatic Conversion Date, subject to the rights of the holders of any series of Preferred Stock, the holders of Class A Common Stock and Class B Common Stock, voting together as a single class, shall be entitled to elect all of the members of the Board of Directors. Except as otherwise set forth in this Certificate of Incorporation, and subject to Section 4 of this Article NINTH, each director shall serve for a term ending on the date of the first annual meeting following the annual meeting at which such director was elected, provided that notwithstanding the foregoing, the term of each director shall continue until the election and qualification of his successor and be subject to his earlier death, resignation or removal.
     4. Election of Directors After the Automatic Conversion Date; Staggered Board; Terms of Office. At the close of business on the Automatic Conversion Date, subject to the rights of the holders of any series of Preferred Stock, the Board of Directors shall be immediately and automatically divided into three classes: Class I, Class II and Class III. Upon the filing of this Restated Certificate of Incorporation, the Board of Directors shall assign each director then in office prospectively to one of the classes. Thereafter, any new director nominee nominated by the Board of Directors for election at a meeting of the stockholders and each new director appointed by the Board of Directors to fill a vacancy shall be assigned by the Board of Directors prospectively to one of the classes at the time he is so nominated or appointed, likewise in a manner so that, as nearly as possible, each class will consist of one-third of the directors. At the close of business on the Automatic Conversion Date, the directors who had previously been prospectively assigned to each class shall, automatically and without further action, become members of their respective classes. Following the Automatic Conversion Date, subject to the rights of the holders of any series of Preferred Stock, each director shall serve for a term ending on the date of the third annual meeting following the annual meeting at which such director was elected; provided, however, that each director initially assigned to Class I on the Automatic Conversion Date shall serve for a term expiring at the Corporation’s first annual meeting of stockholders held following the Automatic Conversion Date; each director initially assigned to Class II on the Automatic Conversion Date shall serve for a term expiring at the Corporation’s second annual meeting of stockholders held following the Automatic Conversion Date; and each director initially assigned to Class III on the Automatic Conversion Date shall serve for a term expiring at the Corporation’s third annual meeting of stockholders held following the Automatic Conversion Date; provided further that, notwithstanding the foregoing, the term of each director shall continue until the election and qualification of his successor and be subject to his earlier death, resignation or removal.
     5. Quorum. The greater of (a) a majority of the directors at any time in office and (b) one-third of the number of directors fixed pursuant to Section 2 of this Article NINTH shall constitute a quorum. If at any meeting of the Board of Directors there shall be less than such a quorum, a majority of the directors present may adjourn the meeting from time to time without further notice other than announcement at the meeting, until a quorum shall be present.

     6. Action at Meeting. Every act or decision done or made by a majority of the directors present at a meeting duly held at which a quorum is present shall be regarded as the act of the Board of Directors unless a greater number is required by law or by this Certificate of Incorporation.
     7. Removal. On or prior to the Automatic Conversion Date, except as otherwise provided by the General Corporation Law of Delaware, any one or more or all of the directors may be removed, with or without cause, by the affirmative vote of the holders of capital stock representing a majority of the votes which all stockholders would be entitled to cast in any annual election of directors. Following the Automatic Conversion Date, subject to the rights of holders of any series of Preferred Stock, directors of the Corporation may be removed only for cause and only by the affirmative vote of the holders of capital stock representing at least 75% of the votes which all the stockholders would be entitled to cast in any annual election of directors.
     8. Vacancies. Subject to the rights of holders of any series of Preferred Stock and except as required by law, any vacancy or newly created directorship in the Board of Directors, however occurring, shall be filled only by the directors then in office, although less than a quorum, or by a sole remaining director and shall not be filled by the stockholders. A director elected to fill a vacancy shall hold office until the next election of the class for which such director shall have been chosen, subject to the election and qualification of a successor and to such director’s earlier death, resignation or removal.
     9. Stockholder Nominations and Introduction of Business, Etc. Advance notice of stockholder nominations for election of directors and other business to be brought by stockholders before a meeting of stockholders shall be given in the manner provided by the Bylaws of the Corporation.
     10. Amendments to Article. Notwithstanding any other provisions of law, this Certificate of Incorporation or the Bylaws of the Corporation, and notwithstanding the fact that a lesser percentage may be specified by law, the affirmative vote of the holders of capital stock representing at least 75% of the votes which all the stockholders would be entitled to cast in any annual election of directors shall be required to amend or repeal, or to adopt any provision inconsistent with, this Article NINTH.
     TENTH: Stockholders of the Corporation may not take any action by written consent in lieu of a meeting; provided, however, that until the Automatic Conversion Date, any action required or permitted to be taken at any annual or special meeting of stockholders of the Corporation may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, is signed by the holders of shares of capital stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote on such action were present and voted. Notwithstanding any other provisions of law, this Certificate of Incorporation or the Bylaws of the Corporation, and notwithstanding the fact that a lesser percentage may be specified by law, the affirmative vote of the holders of capital stock representing at least 75% of the votes which all the stockholders would be entitled to cast in any annual election of directors shall be required to amend or repeal, or to adopt any provision inconsistent with, this Article TENTH.
     ELEVENTH: Special meetings of stockholders for any purpose or purposes may be called at any time by the Board of Directors, the Chief Executive Officer, the Chairman of the Board or the President, but such special meetings may not be called by any other person or persons. Business transacted at any special meeting of stockholders shall be limited to matters relating to the purpose or purposes stated in the notice of meeting. Notwithstanding any other provision of law, this Certificate of Incorporation or the Bylaws of the Corporation, and notwithstanding the fact that a lesser percentage may be specified by law, the affirmative vote of the holders of capital stock representing at least 75% of the votes which all the stockholders would be entitled to cast in any annual election of directors shall be required to amend or repeal, or to adopt any provision inconsistent with, this Article.
     TWELFTH:
     1. Certain Acknowledgments. In recognition and anticipation of the facts that (i) the directors, officers and/or employees of Founders Affiliated Companies may serve as directors of the Corporation, (ii) Founders Affiliated Companies engage and may continue to engage in the same or similar activities or related lines of business as those in which Corporation Affiliated Companies, directly or indirectly, may engage and/or other business activities that overlap with or compete with those in which Corporation Affiliated Companies, directly or indirectly, may engage, and (iii) Corporation Affiliated Companies may engage in material business transactions with Founders Affiliated Companies and that the Corporation is expected to benefit therefrom, the provisions of this Article TWELFTH are set forth to regulate and define the conduct of certain affairs of the Corporation as they may involve the Founders and the powers, rights, duties and liabilities of the Corporation and its officers, directors and stockholders in connection therewith.
     2. Competition and Corporate Opportunities. Except as may be otherwise provided in a written agreement between the Corporation and the Founders, Founders Affiliated Companies shall have no duty to refrain from engaging directly or indirectly in the same or similar business activities or lines of business as Corporation Affiliated Companies. Except with respect to an Express Opportunity, as defined in Article TWELFTH, Section 3 below, the Corporation renounces any interest or expectancy of Corporation Affiliated Companies in, or in being offered an opportunity to participate in, any potential transaction or matter which may be a corporate opportunity for both Founders Affiliated Companies and Corporation Affiliated Companies, and therefore the Founders, individually or together, shall have no duty to communicate or offer such corporate opportunity to the Corporation or any Corporation Affiliated Companies and shall not be liable to the Corporation or its stockholders for breach of any fiduciary duty as stockholders of the Corporation solely by reason of the fact that a Founders Affiliated Company pursues or acquires such corporate opportunity for itself, directs such corporate opportunity to another person, or does not communicate information regarding such corporate opportunity to the Corporation.
     3. Allocation of Corporate Opportunities. Except as provided elsewhere in this Section 3, the Corporation hereby renounces any interest or expectancy of Corporation Affiliated Companies in, or in being offered an opportunity to participate in, any potential transaction or matter which may be a corporate opportunity for both Corporation Affiliated Companies, on the one hand, and Founders Affiliated Companies, on the other hand, about which a director of the Corporation who is also a director or officer of a Founders Affiliated Company acquires knowledge. Notwithstanding the immediately preceding sentence, the Corporation does not renounce any interest or expectancy of Corporation Affiliated Companies in, or in being offered an opportunity to participate in, (i) any potential transaction or matter which may be a corporate opportunity for both Corporation Affiliated Companies, on the one hand, and Founders Affiliated Companies, on the other hand, and about which a director of the Corporation who is also a director or officer of a Founders Affiliated Company acquires knowledge, if such opportunity is expressly offered to such person in writing solely in, and as a direct result of, his or her capacity as a director of the Corporation; or (ii) any potential transaction or matter which may be a corporate opportunity for both Corporation Affiliated Companies, on the one hand, and Founders Affiliated Companies, on the other hand, and which involves the discovery, development, commercialization, marketing, sale, license, sublicense or manufacture of prostone compounds, or any other activities directly relating thereto (either such transaction, an “Express Opportunity”).
     Certain Matters Deemed Not Corporate Opportunities. In addition to and notwithstanding the foregoing provisions of this Article TWELFTH, the Corporation renounces any interest or expectancy of Corporation Affiliated Companies in, or in being offered an opportunity to participate in, any business opportunity that the Corporation is not financially able or contractually permitted or legally able to undertake, or that is, from its nature, not in the line of business of the Corporation Affiliated Companies or is of no practical advantage to them or that is one in which Corporation Affiliated Companies have no interest or reasonable expectancy.
     Certain Definitions. For purposes of this Article TWELFTH:
     “Corporation Affiliated Companies” shall mean the Corporation and all corporations, limited liability companies, joint ventures, partnerships, trusts, associations and other entities in which the Corporation (1) beneficially owns, either directly or indirectly, more then 50% of (i) the total combined voting power of all classes of voting securities, (ii) the total combined equity interests or (iii) the capital or profit interests, in the case of a partnership, of such entity, or (2) otherwise has the power to vote, either directly or indirectly, sufficient securities to elect a majority of the board of directors or similar governing body of such entity.
     “Founders” shall mean Sachiko Kuno, Ph.D. and Ryuji Ueno, M.D., Ph.D., Ph.D.
     “Founders Affiliated Companies” shall mean all corporations, limited liability companies, joint ventures, partnerships, trusts, associations and other entities in which the Founders, individually or in the aggregate, (1) beneficially own, either directly or indirectly, more then 50% of (i) the total combined voting power of all classes of voting securities, (ii) the total combined equity interests or (iii) the capital or profit interests, in the case of a partnership, of such entity, or (2) otherwise have the power to vote, either directly or indirectly, sufficient securities to elect a majority of the board of directors or similar governing body of such entity, but shall not include the Corporation or any Corporation Affiliated Company.
     Termination. The provisions of this Article TWELFTH shall terminate, expire and have no further force or effect after the Automatic Conversion Date; provided, however, that any such termination shall not terminate the effect of such provisions with respect to any transaction or agreement between a Corporation Affiliated Company thereof and a Founders Affiliated Company that was entered into before such time or any transaction entered into in the performance of such agreement, whether entered into before or after such time.
     Amendment of this Article. Notwithstanding any other provisions of law, this Certificate of Incorporation or the Bylaws of the Corporation, and notwithstanding the fact that a lesser percentage may be specified by law, the affirmative vote of the holders of capital stock representing at least 75% of the voting power of all outstanding stock entitled to vote in any annual election of directors shall be required to amend or repeal, or to adopt any provision inconsistent with, this Article TWELFTH. No amendment or addition to or alteration or repeal of this Article TWELFTH shall eliminate or impair the effect of this Article TWELFTH with respect to any transaction or agreement between a Corporation Affiliated Company and a Founders Affiliated Company that was entered into before such time or any transaction entered into in the performance of such agreement, whether entered into before or after such time.
     Deemed Notice. Any person or entity purchasing or otherwise acquiring any interest in any shares of the Corporation shall be deemed to have notice and to have consented to the provisions of this Article TWELFTH.
     Severability. The invalidity or unenforceability of any particular provision, or part of any provision, of this Article TWELFTH shall not affect the other provisions or parts hereof, and this Article TWELFTH shall be construed in all respects as if such invalid or unenforceable provisions or parts were omitted.

     THIRTEENTH: The name and the mailing address of the Sole Incorporator is as follows:
Brent B. Siler, Esq.
Cooley Godward Kronish, LLP
One Freedom Square, Reston Town Center
11951 Freedom Drive
Reston, Virginia 20190
(Signature appears on the following page)

     IN WITNESS WHEREOF, this Certificate has been subscribed this 9th day of December, 2008 by the undersigned who affirms that the statements made herein are true and correct.

/s/ Brent B. Siler
Brent B. Siler, Esq.
Sole Incorporator

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